                               ESCROW AGREEMENT

     THIS AGREEMENT made this 20th day of September, 1995.

AMONG: SIMMONDS COMMUNICATIONS LTD., a corporation duly constituted having its head office at 5255 Yonge Street, Suite 1050, Willowdale, Ontario (hereinafter referred to as "Simmonds")

            SENDEK TRAVEL, LIMITED, a corporation duly constituted having its head office at 6655 West Sahara Boulevard, Suite B200, Las Vegas, Nevada (hereinafter referred to as "Sendek")

            INTEK DIVERSIFIED CORPORATION, a corporation duly constituted having its head office at 970 West 190th Street, Suite 720 Torrance, California (hereinafter referred to as "Intek")

            (hereinafter called collectively the "Security Holders")

                                                             OF THE FIRST PART

AND: MONTREAL TRUST COMPANY OF CANADA, 1800, McGill College Avenue, Montreal, Quebec,

            (hereinafter called the "Trustee")

                                                            OF THE SECOND PART

AND: BROOKLINE MINERALS INC., a corporation duly constituted having its head office at 900 - 999 West Hastings Street, in the City of Vancouver, Province of British Columbia,

            (hereinafter called the "Issuer")

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                                     -2-

                                                             OF THE THIRD PART

     WHEREAS the Security Holders are about to receive up to seventeen million and one (17,000,001) common shares of the Issuer (the "Shares") in connection with the transactions (the "Transactions") contemplated by the share purchase agreement (the "Share Purchase Agreement") made as of August 24, 1995 among the Issuer and the Security Holders; and

     WHEREAS in furtherance of complying with the requirements of the Montreal Exchange (the "Exchange"), each of the Security Holders is desirous of depositing in escrow a number of Shares corresponding to 80% of the Shares that are issued to him pursuant to the Transactions; and

     WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions hereof.

     NOW, THEREFORE, THIS AGREEMENT WITNESSETH that for and in consideration of the aforesaid agreements, and of the sum of one dollar ($1.00) now paid by the parties hereto each to the other (receipt of which the parties do hereby respectively acknowledge each to the other) the Security Holders, the Issuer and the Trustee covenant and agree each with the other as follows:

1. For the purposes of this agreement, terms and expressions with initial capital letters used but not otherwise specifically defined in this Agreement shall have the respective meanings attributed to such terms and expressions in the Share Purchase Agreement.

2. The Security Holders hereby undertake and agree to place and deposit in escrow with the Trustee the Shares which are represented by the certificates described or referred to in Schedule "A" hereto together with certificates representing 80% of the Shares issued to them in the future as part of the Transactions (up to a maximum of 13,600,001 Shares) and hereby undertake and agree forthwith to deliver from time to time those certificates (including any replacement securities or certificates, if, as and when such are issued) to the Trustee for deposit in escrow (the "Escrowed Securities") pursuant to the terms of this Agreement. To this end the Security Holders hereby irrevocably mandate, direct and authorize the Issuer to deliver to the Trustee, on behalf of the Security Holders, certificates representing 80% of the Shares which are issued from time to time to the Security Holders as part of the Transactions, to be held by the Trustee pursuant to the terms of this Agreement.

3. The parties hereby agree that the Escrowed Securities and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, pledged, charged, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the express prior consent, order or direction in writing of the Exchange. The foregoing shall not

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                                     -3-

prevent any transfer or assignment which may be required by reason of the bankruptcy of the Security Holders, in which case, the Trustee shall hold the said Escrowed Securities and certificates in escrow, subject to the provisions of this agreement, for whatever person or company shall be legally entitled to be or become the registered owner thereof.

4. Notwithstanding paragraph 3, it is agreed that Escrowed Securities will be automatically released from escrow from time to time as follows:

     on September 20, 1996: one third of the Escrowed Securities then held by the Trustee on September 20, 1997: one half of the Escrowed Securities then held by the Trustee on September 20, 1998: the balance of the Escrowed Securities such releases on September 20, 1996 and 1997 to be done as between the Security Holders pro rata to the number of Escrowed Securities then held on behalf of each of them.

5. The Security Holders hereby direct the Trustee to retain their respective Escrowed Securities and the certificates (including any replacement securities or certificates) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any sale, assignment, hypothecation, pledge, charge, or alienation thereof except, as provided in Section 4 hereof or, with the prior written consent, order or direction of the Exchange. The Trustee accepts the responsibilities placed on it hereby and agrees to perform the same in accordance with the terms hereof.

6. If during the period in which any of the said Escrowed Securities are retained in escrow pursuant hereto any cash dividend is received by the Trustee in respect of the Escrowed Securities, any such cash dividend shall be forthwith paid or transferred to the respective Security Holders entitled thereto. If during the period in which any of the said Escrowed Securities are retained in escrow pursuant hereto, any share dividend or other distribution of securities is received by the Trustee in respect of the Escrowed Securities, any certificates representing such share dividend or securities must be held by the Trustee on and subject to the terms of this agreement. If during the period in which any of the said Escrowed Securities are retained in escrow pursuant hereto, any share dividend or other distribution of securities is received by the Security Holders in respect of the Escrowed Securities, any certificates representing such share dividend or securities must be forthwith deposited with the Trustee to be held by the Trustee on and subject to the terms of this agreement.

7. All voting rights attached to the Escrowed Securities shall at all times be exercised by the respective beneficial owners thereof and the Trustee shall take all necessary steps from time to time to permit the beneficial owners to exercise such rights.

8. The Security Holders hereby agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses

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                                     -4-

which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

9. The Issuer hereby acknowledges the terms and conditions of this agreement and agrees to take all reasonable steps to facilitate its performance.

10. If the Trustee should wish to resign, it shall give at least six months' notice to the Issuer and the Exchange, whereupon the Issuer, may, with the written consent of the Exchange, by writing appoint another Canadian trust company as trustee in its place and such appointment shall be binding on the Security Holders and the new trustee shall assume and be bound by the obligations of the Trustee hereunder.

11. The written consent, order or direction of the Exchange to a release from escrow of all or any part of the Escrowed Securities shall terminate this agreement only in respect of those Escrowed Securities so released. For greater certainty, this clause does not apply to Escrowed Securities transferred within escrow.

12. The Security Holders may hypothecate, pledge or charge any or all securities owned by them and deposited in escrow hereunder to a financial institution, provided that prior to such hypothecation, pledge or charge, such financial institution enters into an agreement with the Trustee and the Issuer whereby it agrees to be bound by the provisions of this agreement and acknowledges that the securities so hypothecated, pledged or charged may not be sold, transferred or otherwise dealt with except in accordance with the provisions of this agreement.

13. If the Issuer is delisted by the Exchange, thereafter any consent, order or direction of the Exchange herein required will, instead, require the consent, order or direction of the Quebec Securities Commission.

14. This agreement may be executed in several parts in the same form and such parts as so executed shall together form one original agreement, and such parts if more than one shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

15. Wherever the singular or masculine are used throughout this agreement, the same shall be construed as being the plural or feminine or neuter where the context so requires.

16. This agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

17. This agreement shall enure to the benefit of and be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns.



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                                     -5-

     IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

SIGNED, SEALED AND DELIVERED   )    Simmonds Communications Ltd.
                               )
    in the presence of         )
                               )    Per: /s/
                               )         ________________________
                               )
                               )    Sendek Travel, Limited
                               )
                               )
                               )    Per: /s/
                               )         ________________________
                               )
                               )    Intek Diversified Corporation
                               )
                               )
                               )    Per: /s/
                                         ________________________


                               BROOKLINE MINERALS INC.

                               Per: /s/
                                    ________________________

                               MONTREAL TRUST COMPANY OF CANADA

                               Per: /s/
                                    ________________________


                               Per: /s/
                                    ________________________



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                                     -6-


                                 SCHEDULE "A"


Name of Holder:        Address:                Number of    Certificate Number
                                               Shares
                                               deposited
                                               on
                                               September
                                               20, 1995

Simmonds               5255 Yonge Street        200,000
Communications Ltd.    Suite 1050
                       Willowdale, Ontario

Sendek Travel, Limited 6655 West Sahara Boulevard   --
                       Suite B200
                       Las Vegas, Nevada

Intek Diversified      970 West 190th Street    200,000
Corporation            Suite 720
                       Torrance, California